As filed with the Securities and Exchange Commission on August 3, 2005
                                                   Registration No. 333-108719

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ___________________________________


                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      ___________________________________

                         ADVANCED MEDICAL OPTICS, INC.
            (Exact Name of Registrant as Specified in Its Charter)


        Delaware                                        33-0986820
 (State or Other Jurisdiction               (IRS Employer Identification No.)
 of Incorporation or Organization)


                           1700 E. St. Andrew Place
                          Santa Ana, California 92705
                                (714) 247-8200
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                               Aimee S. Weisner
            Corporate Vice President, General Counsel and Secretary
                           1700 E. St. Andrew Place
                          Santa Ana, California 92705
                                (714) 247-8200
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, Of Agent For Service)

                         _____________________________

                                 With Copy To:

                           Jennifer A. Bensch, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                      300 South Grand Avenue, Suite 3400
                         Los Angeles, California 90071
                                (213) 687-5000
                         _____________________________


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This Post-Effective Amendment deregisters those securities that remain unsold hereunder as of the date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         _____________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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



                             EXPLANATORY STATEMENT

         This Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 originally filed on September 11, 2003, as amended by Amendment No. 1 thereto filed on September 24, 2003 (as amended, the "Registration Statement") is being filed to deregister:

     o any and all of the $140,000,000 aggregate principal amount of the 3 1/2% Convertible Senior Subordinated Notes due April 15, 2023 (the "Notes") of Advanced Medical Optics, Inc. (the "Company"), and

     o any and all shares of the Company's common stock, $0.01 par value per share, issuable upon conversion of the Notes,

that remain unsold under the Registration Statement as of the date hereof.

         The Registration Statement was initially filed in accordance with a registration rights agreement, dated as of June 24, 2003 (the "Registration Rights Agreement"), among the Company, AMO Holdings, LLC and Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, on behalf of the initial purchasers named in Schedule I thereto. This Post-Effective Amendment No. 1 is being filed in accordance with the Registration Rights Agreement and the Company's undertaking set forth in Part II, Item 17(A)(3) of this Registration Statement.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on this 2nd day of August, 2005.

                                                 ADVANCED MEDICAL OPTICS, INC

                                                 By:  /s/ James V. Mazzo
                                                      ------------------------
                                                      James V. Mazzo
                                                      President and Chief
                                                      Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, on August 2, 2005.

/s/ James V. Mazzo
--------------------------------
James V. Mazzo                        President, Chief Executive Officer and
                                      Director (Principal Executive Officer)


        *
--------------------------------      Executive Vice President of Operations
Richard A. Meier                      and Finance and Chief Financial Officer
                                      (Principal Financial Officer)


        *
--------------------------------
Robert F. Gallagher                   Vice President and Controller
                                      (Principal Accounting Officer)


        *
---------------------------------
William R. Grant                      Chairman of the Board and Director


        *
---------------------------------
Christopher G. Chavez                 Director


        *
---------------------------------
Elizabeth H. Davila                   Director


        *
----------------------------------
William J. Link, Ph.D.                Director


        *
----------------------------------
Michael A. Mussallem                  Director


----------------------------------
Deborah J. Neff                       Director


        *
----------------------------------
James O. Rollans                      Director


* By:  /s/ James V. Mazzo
       --------------------------
      James V. Mazzo
      As attorney-in-fact under power of attorney granted in Registration Statement previously filed on September 11, 2003.